UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                          Date of Report: June 6, 2001



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                                      51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
       SCOTTSDALE,  ARIZONA                                        85260-1619
(Address  of  Principal  Executive  Offices)                      (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  9.  REGULATION  FD  DISCLOSURE.

On June 5, 2001, Dial issued a press release relating to the webcast of its 2001 annual stockholders meeting to be held on Thursday June 7, 2001, a copy of which is filed herewith as Exhibit 99.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
June  6,  2001



/s/  Conrad  A.  Conrad
     Executive  Vice  President  and  Chief  Financial  Officer






















                                                                      EXHIBIT 99
STEPHEN  BLUM  -  INVESTOR  RELATIONS
(480)  754-5040

TOM  HERRMANN  -  CORPORATE  COMMUNICATIONS
(480)  754-2202


              The Dial Corporation to Web Cast Stockholder Meeting

SCOTTSDALE, ARIZ. - JUNE 5, 2001 - The Dial Corporation (NYSE: DL) will air a live audio Web cast of its 2001 annual meeting of stockholders at 1:00 p.m. EDT on June 7, 2001. The live audio Web cast of the event is open to the general public and is available by accessing http://investor.info.dialcorp.com. A replay of the Web cast will be available by accessing the same link through June 12, 2001.

          The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman Cosmetics personal care brands. Dial products have been in the marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.